Exhibit 3.11

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                               DYNEX CAPITAL, INC.

      1.    The name of the corporation is Dynex Capital, Inc.

      2. The first sentence of Article III shall be deleted and in place thereof shall be the following sentences:

            The number of shares of Common Stock that the Corporation shall have the authority to issue shall be 100,000,000 shares of Common Stock with the par value of $.01 each. Each issued and outstanding share of Common Stock, par value $.01 per share, as of the date this amendment to the Articles of Incorporation shall have become effective, shall be changed into two shares of Common Stock, par value $.01 per share and at the close of business on such date, each holder of record of Common Stock, without further action, shall be and become the holder of one additional share for each share of Common Stock held of record immediately prior thereto.

      3. This amendment to the Articles of Incorporation was proposed by the Board of Directors and submitted to the shareholders for approval in accordance with Section 13.1-707 of the Virginia Stock Corporation Act at the annual meeting on April 24, 1997.

      4. The designation, number of outstanding shares and number of votes entitled to be cast by each voting group entitled to vote separately on the amendment are as follows:


----------------------------------------------------------------------
 Designation of
    Voting Group
      Entitled              Number of Shares          Number of Votes
 to Vote Separately           Outstanding            Entitled to be Cast
----------------------------------------------------------------------

     Holders of           Common Stock -          Common Stock -
    Common Stock            20,822,465              20,822,465
----------------------------------------------------------------------

      5. There were 18,911,262 undisputed votes cast by the holders of the Company's common stock in favor of the amendment and these votes were sufficient for approval of the amendment.

      6.    The effective date of this amendment shall be May 5, 1997.

            IN WITNESS WHEREOF, the undersigned President of the Corporation has executed these Articles of Amendment on behalf of the Corporation.

Dated: April 24, 1997                   RESOURCE MORTGAGE CAPITAL, INC.



                                  By:     /S/ Thomas H. Potts
                                          Thomas H. Potts
                                          President